UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 23, 2022

FIVE STAR BANCORP

(Exact Name of Registrant as Specified in Charter)

California	001-40379	75-3100966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3100 Zinfandel Drive, Suite 100, Rancho Cordova, California, 95670

(Address of Principal Executive Offices, and Zip Code)

(916) 626-5000

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	FSBC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Employment Agreement with James Beckwith

On March 23, 2022, the Compensation Committee of the Board of Directors of Five Star Bancorp (the “Company”) approved an amended and restated employment agreement with James Beckwith, the Company’s President and Chief Executive Officer, which was executed on March 23, 2022.

The amended and restated employment agreement, effective as of January 3, 2022 (the “2022 Employment Agreement”) entered into between the Company’s wholly owned subsidiary, Five Star Bank (the “Bank”) and Mr. Beckwith has an initial three-year term expiring on the third anniversary of its effective date, with automatic one-year renewal periods thereafter, unless the Bank or Mr. Beckwith provides at least 60 days’ notice of non-renewal. The 2022 Employment Agreement also provides for Mr. Beckwith to be entitled to benefits as described in a previously disclosed salary continuation agreement, most recently amended as of July 1, 2014, which may be terminated only by mutual written agreement.

The 2022 Employment Agreement provides for payment of a base salary and bonus as determined periodically by the Compensation Committee. Mr. Beckwith is also eligible to participate in group employee benefit plans, including, without limitation, medical, dental and life insurance, that the Bank makes available to similarly situated employees from time to time. Under the 2022 Employment Agreement, Mr. Beckwith is eligible to receive equity compensation as determined by the Compensation Committee of the Company, and is eligible for other incentive compensation as determined by the Compensation Committee.

In the event of termination of Mr. Beckwith’s employment by the Bank without cause or by him for good reason, as defined in the 2022 Employment Agreement, the Bank must pay Mr. Beckwith a severance payment equal to 24 months of his then current base salary plus bonus. Under the 2022 Employment Agreement, Mr. Beckwith’s right to this severance payment is contingent upon his execution and non-revocation of a release of claims. In addition, the 2022 Employment Agreement provides that if any payments to Mr. Beckwith would be “parachute payments” under Section 280G of the Internal Revenue Code of 1986, as amended, those payments are subject to a “best net” provision.

The 2022 Employment Agreement includes confidentiality, employee non-solicitation, and non-disparagement obligations for Mr. Beckwith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIVE STAR BANCORP

	By:	/s/ Heather Luck
Name: Heather Luck
Title: Senior Vice President and Chief Financial Officer

Date: March 25, 2022